Press Release February 24, 2023

HF Sinclair Corporation Reports 2022 Fourth Quarter and Full Year Results and Announces Increase in Regular Cash Dividend

Fourth Quarter

•Reported net income attributable to HF Sinclair stockholders of $587.0 million, or $2.92 per diluted share, and adjusted net income of $597.8 million, or $2.97 per diluted share

•Reported EBITDA of $990.9 million and adjusted EBITDA of $1,004.1 million

•Returned $475.2 million to shareholders through dividends and share repurchases

•Announced $0.05 increase in regular quarterly dividend to $0.45 per share

Full-Year 2022

•Reported net income attributable to HF Sinclair stockholders of $2,922.7 million, or $14.28 per diluted share, and adjusted net income of $3,014.9 million, or $14.73 per diluted share

•Reported EBITDA of $4,619.8 million and adjusted EBITDA of $4,734.2 million

•Returned $1,627.6 million to shareholders through dividends and share repurchases

Dallas, Texas, February 24, 2023‑‑ HF Sinclair Corporation (NYSE:DINO) (“HF Sinclair” or the “Company”) today reported fourth quarter net income attributable to HF Sinclair stockholders of $587.0 million, or $2.92 per diluted share, for the quarter ended December 31, 2022, compared to a net loss of $(39.5) million, or $(0.24) per diluted share, for the quarter ended December 31, 2021. Excluding the adjustments shown in the accompanying earnings release table, adjusted net income attributable to HF Sinclair stockholders for the fourth quarter of 2022 was $597.8 million, or $2.97 per diluted share, compared to an adjusted net loss of $(17.6) million, or $(0.11) per diluted share, for the fourth quarter of 2021.

HF Sinclair’s CEO, Michael Jennings, commented, “HF Sinclair reported strong fourth quarter and full year results, led by solid contributions from our Refining and Lubricants and Specialty Products segments. We delivered on our cash return commitment to shareholders by returning over $1.6 billion in share repurchases and dividends for the full year of 2022, well in excess of our target of $1 billion during the first 12 months post-Sinclair acquisition. We made significant progress on the integration of the acquired Sinclair businesses, realizing over $100 million in annual run-rate synergies, as we transitioned into a stronger, more diversified company. We continued to advance our commitment to sustainability with the completion and commencement of operations of our renewable diesel investments. Despite the tight supply environment in 2022, our continued focus on operational excellence allowed us to safely increase throughputs to meet customer demand for transportation fuels and lubricants.”

Refining segment income before interest and income taxes was $758.8 million for the fourth quarter of 2022 compared to a loss of $(63.5) million in the fourth quarter of 2021. The segment reported EBITDA of $863.8 million for the fourth quarter of 2022 compared to $25.0 million for the fourth quarter of 2021. This increase was primarily driven by higher refining gross margins in both the West and Mid-Continent regions and higher sales volumes year over year primarily due to the acquisition of the Puget Sound refinery and acquired Sinclair businesses, which resulted in higher refining segment earnings in the quarter. Consolidated refinery gross margin was $23.47 per produced barrel, a 170% increase compared to $8.70 for the fourth quarter of 2021. Despite winter storm impacts in December, crude oil charge averaged 628,160 barrels per day (“BPD”) for the fourth quarter of 2022 compared to 421,000 BPD for the fourth quarter of 2021.

Renewables segment loss before interest and income taxes was $(34.7) million for the fourth quarter of 2022 compared to $(27.6) million for the fourth quarter 2021. The segment reported EBITDA of $(16.4) million for the fourth quarter of 2022 compared to $(26.9) million for the fourth quarter of 2021. Excluding the lower of cost or market inventory valuation charge of $9.6 million, segment Adjusted EBITDA in the fourth quarter of 2022 was $(6.9) million. Total sales volumes were 54 million gallons for the fourth quarter of 2022. The Cheyenne renewable diesel unit (“RDU”) was mechanically complete in the fourth quarter of 2021 and operational in the first quarter of 2022, the pre-treatment unit (“PTU”) at our Artesia, New Mexico facility was completed and operational in the first quarter of 2022 and the Artesia RDU was completed and operational in the second quarter of 2022. Also, effective with the Sinclair acquisition that closed on March 14, 2022, the Renewables segment includes the Sinclair RDU.
Marketing segment income before interest and income taxes was $16.9 million and reported EBITDA was $23.4 million for the fourth quarter of 2022. Total branded fuel sales volumes were 336 million gallons for the fourth quarter 2022.

Lubricants and Specialty Products segment income before interest and income taxes was $44.6 million for the fourth quarter of 2022 compared to $53.7 million in the fourth quarter of 2021. The segment reported EBITDA of $66.6 million for the fourth quarter of 2022 compared to $74.9 million in the fourth quarter of 2021. This decrease was largely driven by FIFO impact from consumption of higher priced feedstock inventory.

Holly Energy Partners, L.P. (“HEP”) reported EBITDA of $88.6 million for the fourth quarter of 2022 compared to $70.8 million in the fourth quarter of 2021 and Adjusted EBITDA of $115.7 million for the fourth quarter of 2022 compared to $79.7 million for the fourth quarter of 2021.

For the fourth quarter of 2022, net cash provided by operations totaled $915.0 million. At December 31, 2022, the Company's cash and cash equivalents totaled $1,665.1 million, a $217.7 million increase over cash and cash equivalents of $1,447.4 million at September 30, 2022. During the fourth quarter of 2022, the Company announced and paid a regular dividend of $0.40 per share to shareholders totaling $80.5 million and spent $394.7 million on share repurchases. Additionally, the Company's consolidated debt was $3,255.5 million. The Company's debt, exclusive of HEP debt, which is nonrecourse to HF Sinclair, was $1,699.1 million at December 31, 2022.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.45 per share, an increase of $0.05 over its previous dividend of $0.40 per share. The dividend is payable on March 17, 2023 to holders of record of common stock on March 7, 2023.

The Company has scheduled a webcast conference call for today, February 24, 2023, at 8:30 AM Eastern Time to discuss fourth quarter financial results. This webcast may be accessed at: https://events.q4inc.com/attendee/250565072. An audio archive of this webcast will be available using the above noted link through March 10, 2023.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,500 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in Artesia, New Mexico. HF Sinclair also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the Company’s and HEP’s ability to successfully integrate the Sinclair Oil Corporation (now known as Sinclair Oil LLC) and Sinclair Transportation Company LLC businesses acquired from The Sinclair Companies (now known as REH Company) (collectively, the “Sinclair Transactions”) with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; the Company's ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing coronavirus (“COVID-19”) pandemic on future demand and increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, or other catastrophes or disruptions affecting our operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of our suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic and increases in interest rates; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s and HEP’s efficiency in carrying out and consummating construction projects, including the Company's ability to complete announced capital projects on time and within capital guidance; the Company's and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities, including the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for the Company's refined products and create instability in the financial markets that could restrict the Company's ability to raise capital; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; a prolonged economic slowdown due to the COVID-19 pandemic, inflation and labor costs which could result in an impairment of goodwill and/or long-lived asset impairments; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s and HEP’s SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended December 31,		Change from 2021
	2022	2021	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$8,984,927	$5,622,667	$3,362,260	60%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	7,222,833	4,958,160	2,264,673	46
Lower of cost or market inventory valuation adjustment	9,573	8,739	834	10
	7,232,406	4,966,899	2,265,507	46
Operating expenses	646,741	430,858	215,883	50
Selling, general and administrative expenses	102,511	111,225	(8,714)	(8)
Depreciation and amortization	176,169	134,198	41,971	31
Total operating costs and expenses	8,157,827	5,643,180	2,514,647	45
Income (loss) from operations	827,100	(20,513)	847,613	(4,132)

Other income (expense):
Earnings of equity method investments	7,001	3,557	3,444	97
Interest income	17,517	941	16,576	1,762
Interest expense	(56,978)	(30,955)	(26,023)	84
Gain on business interruption insurance settlement	15,202	—	15,202	—
Gain on early extinguishment of debt	604	—	604	—
Gain (loss) on foreign currency transactions	(2,415)	1,288	(3,703)	(288)
Gain on sale of assets and other	4,992	2,532	2,460	97
	(14,077)	(22,637)	8,560	(38)
Income (loss) before income taxes	813,023	(43,150)	856,173	(1,984)
Income tax expense (benefit)	188,197	(26,046)	214,243	(823)
Net income (loss)	624,826	(17,104)	641,930	(3,753)
Less net income attributable to noncontrolling interest	37,799	22,426	15,373	69
Net income (loss) attributable to HF Sinclair stockholders	$587,027	$(39,530)	$626,557	(1,585)%

Income (loss) per share:
Basic	$2.92	$(0.24)	$3.16	(1,317)%
Diluted	$2.92	$(0.24)	$3.16	(1,317)%
Cash dividends declared per common share	$0.40	$—	$0.40	—%
Average number of common shares outstanding:
Basic	199,459	162,721	36,738	23%
Diluted	199,459	162,721	36,738	23%

EBITDA	$990,854	$98,636	$892,218	905%
Adjusted EBITDA	$1,004,124	$126,026	$878,098	697%

	Years Ended December 31,		Change from 2021
	2022	2021	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$38,204,839	$18,389,142	$19,815,697	108%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	30,680,013	15,567,052	15,112,961	97
Lower of cost or market inventory valuation adjustment	52,412	(310,123)	362,535	(117)
	30,732,425	15,256,929	15,475,496	101
Operating expenses	2,334,893	1,517,478	817,415	54
Selling, general and administrative expenses	426,485	362,010	64,475	18
Depreciation and amortization	656,787	503,539	153,248	30
Total operating costs and expenses	34,150,590	17,639,956	16,510,634	94
Income (loss) from operations	4,054,249	749,186	3,305,063	441

Other income (expense):
Earnings (loss) of equity method investments	(260)	12,432	(12,692)	(102)
Interest income	30,179	4,019	26,160	651
Interest expense	(175,628)	(125,175)	(50,453)	40
Gain on business interruption insurance settlement	15,202	—	15,202	—
Gain on tariff settlement	—	51,500	(51,500)	(100)
Gain on early extinguishment of debt	604	—	604	—
Loss on foreign currency transactions	(1,637)	(2,938)	1,301	(44)
Gain on sale of assets and other	13,337	98,128	(84,791)	(86)
	(118,203)	37,966	(156,169)	(411)
Income before income taxes	3,936,046	787,152	3,148,894	400
Income tax expense	894,872	123,898	770,974	622
Net income	3,041,174	663,254	2,377,920	359
Less net income attributable to noncontrolling interest	118,506	104,930	13,576	13
Net income attributable to HF Sinclair stockholders	$2,922,668	$558,324	$2,364,344	423%

Earnings per share:
Basic	$14.28	$3.39	$10.89	321%
Diluted	$14.28	$3.39	$10.89	321%
Cash dividends declared per common share	$1.20	$0.35	$0.85	243%
Average number of common shares outstanding:
Basic	202,566	162,569	39,997	25%
Diluted	202,566	162,569	39,997	25%

EBITDA	$4,619,776	$1,306,917	$3,312,859	253%
Adjusted EBITDA	$4,734,160	$915,665	$3,818,495	417%

Balance Sheet Data

	Years Ended December 31,
	2022	2021
	(In thousands)
Cash and cash equivalents	$1,665,066	$234,444
Working capital	$3,502,790	$1,696,990
Total assets	$18,125,483	$12,916,613
Total debt	$3,255,472	$3,072,737
Total equity	$10,017,572	$6,294,465

Segment Information

Our operations are organized into five reportable segments, Refining, Renewables, Marketing, Lubricants and Specialty Products and HEP. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

As a result of the Sinclair Transactions that closed on March 14, 2022, the operations of the acquired Sinclair businesses are reported in the Refining, Renewables, Marketing and HEP segments.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo and Woods Cross refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Also, effective with our acquisition that closed on November 1, 2021, the Refining segment includes our Puget Sound refinery, and effective with our acquisition that closed on March 14, 2022, includes our Parco and Casper refineries. Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of the Cheyenne RDU, which was mechanically complete in the fourth quarter of 2021 and operational in the first quarter of 2022, the PTU at our Artesia, New Mexico facility, which was completed and operational in the first quarter of 2022 and the Artesia RDU, which was completed and operational in the second quarter of 2022. Also, effective with our acquisition that closed on March 14, 2022, the Renewables segment includes the Sinclair RDU.

Effective with our acquisition that closed on March 14, 2022, the Marketing segment includes branded fuel sales to more than 1,300 Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at more than 300 additional locations throughout the country. Additionally, the Marketing segment includes branded fuel sales to 131 non-Sinclair branded sites from legacy HollyFrontier agreements.

The Lubricants and Specialty Products segment represents Petro-Canada Lubricants Inc.’s (“PCLI”) production operations, located in Mississauga, Ontario, that includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States, Europe and China. Additionally, the Lubricants and Specialty Products segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil Company LLC, one of the largest suppliers of locomotive engine oil in North America. Also, the Lubricants and Specialty Products segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The HEP segment includes all of the operations of HEP, which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery processing units in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The HEP segment also includes 50% ownership interests in each of the Osage Pipeline (“Osage”) , the Cheyenne Pipeline and Cushing Connect, a 25.06% ownership interest in the Saddle Butte Pipeline and a 49.995% ownership interest in the Pioneer Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP’s periodic public filings.

	Refining	Renewables	Marketing	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended December 31, 2022
Sales and other revenues:
Revenues from external customers	$6,937,534	$255,689	$1,031,898	$729,916	$29,890	$—	$8,984,927
Intersegment revenues	1,044,841	162,205	—	295	112,620	(1,319,961)	—
	$7,982,375	$417,894	$1,031,898	$730,211	$142,510	$(1,319,961)	$8,984,927
Cost of products sold (exclusive of lower of cost or market inventory adjustment)	$6,561,147	$391,646	$1,008,042	$555,287	$—	$(1,293,289)	$7,222,833
Lower of cost or market inventory valuation adjustment	$—	$9,573	$—	$—	$—	$—	$9,573
Operating expenses	$517,024	$32,178	$—	$67,545	$53,629	$(23,635)	$646,741
Selling, general and administrative expenses	$39,302	$1,023	$414	$41,070	$4,258	$16,444	$102,511
Depreciation and amortization	$105,005	$18,222	$6,545	$22,021	$22,880	$1,496	$176,169
Income (loss) from operations	$759,897	$(34,748)	$16,897	$44,288	$61,743	$(20,977)	$827,100
Income (loss) before interest and income taxes	$758,844	$(34,663)	$16,897	$44,550	$68,771	$(1,915)	$852,484
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$2,010	$35,789	$37,799
Earnings of equity method investments	$—	$—	$—	$—	$7,001	$—	$7,001
Capital expenditures	$57,996	$14,481	$2,479	$10,334	$7,770	$13,504	$106,564

	Refining	Renewables	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
Three Months Ended December 31, 2021
Sales and other revenues:
Revenues from external customers	$4,896,994	$—	$699,838	$25,837	$(2)	$5,622,667
Intersegment revenues	168,599	—	488	92,656	(261,743)	—
	$5,065,593	$—	$700,326	$118,493	$(261,745)	$5,622,667
Cost of products sold (exclusive of lower of cost or market inventory adjustment)	$4,686,200	$—	$510,528	$—	$(238,568)	$4,958,160
Lower of cost or market inventory valuation adjustment	$—	$8,739	$—	$—	$—	$8,739
Operating expenses	$317,831	$18,184	$69,453	$44,298	$(18,908)	$430,858
Selling, general and administrative expenses	$36,586	$—	$45,543	$2,973	$26,123	$111,225
Depreciation and amortization	$88,455	$685	$21,268	$20,090	$3,700	$134,198
Income (loss) from operations	$(63,479)	$(27,608)	$53,534	$51,132	$(34,092)	$(20,513)
Income (loss) before interest and income taxes	$(63,479)	$(27,608)	$53,665	$54,873	$(30,587)	$(13,136)
Net income attributable to noncontrolling interest	$—	$—	$—	$3,190	$19,236	$22,426
Earnings of equity method investments	$—	$—	$—	$3,557	$—	$3,557
Capital expenditures	$46,106	$185,564	$13,344	$11,403	$8,647	$265,064

	Refining	Renewables	Marketing	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Year Ended December 31, 2022
Sales and other revenues:
Revenues from external customers	$30,379,696	$654,893	$3,911,922	$3,149,128	$109,200	$—	$38,204,839
Intersegment revenues	4,033,213	360,606	—	9,472	438,280	(4,841,571)	—
	$34,412,909	$1,015,499	$3,911,922	$3,158,600	$547,480	$(4,841,571)	$38,204,839
Cost of products sold (exclusive of lower of cost or market inventory adjustment)	$28,270,195	$974,167	$3,845,625	$2,333,156	$—	$(4,743,130)	$30,680,013
Lower of cost or market inventory valuation adjustment	$—	$52,412	$—	$—	$—	$—	$52,412
Operating expenses	$1,815,931	$111,974	$—	$277,522	$210,623	$(81,157)	$2,334,893
Selling, general and administrative expenses	$146,660	$3,769	$2,954	$168,207	$17,003	$87,892	$426,485
Depreciation and amortization	$405,065	$52,621	$17,819	$83,447	$96,683	$1,152	$656,787
Income (loss) from operations	$3,775,058	$(179,444)	$45,524	$296,268	$223,171	$(106,328)	$4,054,249
Income (loss) before interest and income taxes	$3,774,118	$(179,252)	$45,524	$299,389	$223,579	$(81,863)	$4,081,495
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$9,164	$109,342	$118,506
Loss of equity method investments	$—	$—	$—	$—	$(260)	$—	$(260)
Capital expenditures	$162,280	$225,274	$9,275	$34,887	$38,964	$53,327	$524,007

	Refining	Renewables	Lubricants and Specialty Products	HEP	Corporate, Other and Eliminations	Consolidated Total
	(In thousands)
Year Ended December 31, 2021
Sales and other revenues:
Revenues from external customers	$15,734,870	$—	$2,550,624	$103,646	$2	$18,389,142
Intersegment revenues	623,688	—	9,988	390,849	(1,024,525)	—
	$16,358,558	$—	$2,560,612	$494,495	$(1,024,523)	$18,389,142
Cost of products sold (exclusive of lower of cost or market inventory adjustment)	$14,673,062	$—	$1,815,802	$—	$(921,812)	$15,567,052
Lower of cost or market inventory valuation adjustment	$(318,353)	$8,739	$—	$—	$(509)	$(310,123)
Operating expenses	$1,090,424	$55,353	$252,456	$170,524	$(51,279)	$1,517,478
Selling, general and administrative expenses	$127,563	$—	$170,155	$12,637	$51,655	$362,010
Depreciation and amortization	$334,365	$1,672	$79,767	$86,998	$737	$503,539
Income (loss) from operations	$451,497	$(65,764)	$242,432	$224,336	$(103,315)	$749,186
Income (loss) before interest and income taxes	$449,747	$(65,764)	$329,203	$267,623	$(72,501)	$908,308
Net income attributable to noncontrolling interest	$—	$—	$—	$7,217	$97,713	$104,930
Earnings of equity method investments	$—	—	$—	$12,432	$—	$12,432
Capital expenditures	$160,431	$510,836	$30,878	$88,336	$22,928	$813,409

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures about our refinery operations. Refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries. The Puget Sound refinery was acquired November 1, 2021, and thus is included for the period January 1, 2022 to December 31, 2022. In addition, the refinery operations of the Parco and Casper refineries are included for the period March 14, 2022 (the date of acquisition) through December 31, 2022.

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Mid-Continent Region
Crude charge (BPD) (1)	286,190	265,770	283,160	260,350
Refinery throughput (BPD) (2)	305,750	287,300	299,380	276,430
Sales of produced refined products (BPD) (3)	283,360	285,250	280,800	265,470
Refinery utilization (4)	110.1%	102.2%	108.9%	100.1%

Average per produced barrel (5)
Refinery gross margin	$20.23	$6.18	$22.01	$9.44
Refinery operating expenses (6)	6.41	5.73	6.19	6.42
Net operating margin	$13.82	$0.45	$15.82	$3.02

Refinery operating expenses per throughput barrel (7)	$5.94	$5.69	$5.81	$6.17

Feedstocks:
Sweet crude oil	58%	55%	58%	61%
Sour crude oil	20%	21%	20%	15%
Heavy sour crude oil	16%	17%	16%	18%
Other feedstocks and blends	6%	7%	6%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	52%	53%	51%	52%
Diesel fuels	31%	32%	33%	33%
Jet fuels	6%	6%	6%	5%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	2%	3%	3%
Base oils	3%	4%	4%	4%
LPG and other	4%	2%	2%	2%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2022 (8)	2021 (9)	2022 (8)	2021 (9)
West Region
Crude charge (BPD) (1)	341,970	155,230	323,820	140,370
Refinery throughput (BPD) (2)	367,360	175,440	347,590	155,440
Sales of produced refined products (BPD) (3)	374,900	188,980	347,540	158,630
Refinery utilization (4)	81.8%	63.7%	81.4%	82.7%

Average per produced barrel (5)
Refinery gross margin	$25.92	$12.50	$30.64	$13.32
Refinery operating expenses (6)	10.14	9.63	9.31	8.09
Net operating margin	$15.78	$2.87	$21.33	$5.23

Refinery operating expenses per throughput barrel (7)	$10.35	$10.38	$9.31	$9.27

Feedstocks:
Sweet crude oil	32%	20%	28%	22%
Sour crude oil	50%	56%	50%	58%
Heavy sour crude oil	6%	2%	10%	1%
Black wax crude oil	5%	11%	5%	10%
Other feedstocks and blends	7%	11%	7%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	55%	56%	53%	54%
Diesel fuels	30%	29%	32%	35%
Jet fuels	5%	4%	5%	1%
Fuel oil	3%	3%	3%	3%
Asphalt	3%	3%	3%	4%
LPG and other	4%	5%	4%	3%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	628,160	421,000	606,980	400,720
Refinery throughput (BPD) (2)	673,110	462,740	646,970	431,870
Sales of produced refined products (BPD) (3)	658,260	474,230	628,340	424,100
Refinery utilization (4)	92.7%	83.6%	92.3%	93.1%

Average per produced barrel (5)
Refinery gross margin	$23.47	$8.70	$26.78	$10.89
Refinery operating expenses (6)	8.54	7.28	7.92	7.04
Net operating margin	$14.93	$1.42	$18.86	$3.85

Refinery operating expenses per throughput barrel (7)	$8.35	$7.47	$7.69	$6.92

Feedstocks:
Sweet crude oil	43%	41%	42%	47%
Sour crude oil	36%	34%	36%	31%
Heavy sour crude oil	11%	12%	13%	12%
Black wax crude oil	3%	4%	3%	4%
Other feedstocks and blends	7%	9%	6%	6%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Consolidated
Sales of produced refined products:
Gasolines	54%	54%	52%	53%
Diesel fuels	30%	31%	32%	34%
Jet fuels	6%	6%	6%	4%
Fuel oil	2%	1%	2%	1%
Asphalt	3%	3%	3%	3%
Base oils	1%	2%	2%	2%
LPG and other	4%	3%	3%	3%
Total	100%	100%	100%	100%

(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and inter-segment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). As a result of our acquisition of the Puget Sound Refinery on November 1, 2021, our consolidated crude capacity increased from 405,000 BPSD at December 31, 2020 to 554,000 BPSD at December 31, 2021, and further increased to 678,000 BPSD at December 31, 2022 as a result of our acquisition of the Parco and Casper Refineries on March 14, 2022.
(5)Represents average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Represents total Mid-Continent and West regions operating expenses, exclusive of long-lived asset impairment charges and depreciation and amortization, divided by sales volumes of refined products produced at our refineries.
(7)Represents total Mid-Continent and West regions operating expenses, exclusive of long-lived asset impairment charges and depreciation and amortization, divided by refinery throughput.
(8)We acquired the Parco and Casper Refineries on March 14, 2022. Refining operating data for the year ended December 31, 2022 includes crude oil and feedstocks processed and refined products sold at our Parco and Casper Refineries for the period March 14, 2022 through December 31, 2022 only, averaged over the 365 days in the year ended December 31, 2022.
(9)We acquired the Puget Sound Refinery on November 1, 2021. Refining operating data for the quarter and year ended December 31, 2021 includes crude oil and feedstocks processed and refined products sold at our Puget Sound Refinery for the period November 1, 2021 through December 31, 2021 only, averaged over the 92 days and 365 days in the quarter and year ended December 31, 2021, respectively.

Renewables Segment Operating Data

The following table sets forth information about our renewables operations and includes our Sinclair businesses for the period March 14, 2022 (the date of acquisition) through December 31, 2022.

	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Renewables
Sales volumes (in thousand gallons)	53,733	136,204
Average per produced gallon (1)
Renewables gross margin	$0.49	$0.30
Renewables operating expense (2)	0.60	0.82
Net operating margin	$(0.11)	$(0.52)

(1)Represents average amount per produced gallons sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Represents total Renewables segment operating expenses, exclusive of depreciation and amortization, divided by sales volumes of renewable diesel produced at our renewable diesel units.

Marketing Segment Operating Data

The following table sets forth information about our Marketing operations and includes our Sinclair business for the period March 14, 2022 (the date of acquisition) through December 31, 2022.

	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Marketing
Number of branded sites at period end (1)	1,513	1,513
Sales volumes (in thousand gallons)	335,926	1,118,444
Margin per gallon of sales (2)	$0.07	$0.06

(1)Includes 131 non-Sinclair branded sites from legacy HollyFrontier agreements.
(2)Represents average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants and Specialty Products Segment Operating Data

The following table sets forth information about our lubricants and specialty products operations.

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Lubricants and Specialty Products
Throughput (BPD)	15,920	18,760	18,330	19,177
Sales of produced products (BPD)	28,570	35,120	32,530	34,016

Sales of produced products:
Finished products	53%	46%	51%	51%
Base oils	28%	26%	28%	27%
Other	19%	28%	21%	22%
Total	100%	100%	100%	100%

Our Lubricants and Specialty Products segment includes base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward, referred to as “Rack Back.” “Rack Forward” includes the purchase of base oils and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.

Supplemental financial data attributable to our Lubricants and Specialty Products segment is presented below:

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Three Months Ended December 31, 2022
Sales and other revenues	$275,027	$677,008	$(221,824)	$730,211
Cost of products sold	$206,746	$570,365	$(221,824)	$555,287
Operating expenses	$33,195	$34,350	$—	$67,545
Selling, general and administrative expenses	$5,858	$35,212	$—	$41,070
Depreciation and amortization	$7,427	$14,594	$—	$22,021
Income (loss) from operations	$21,801	$22,487	$—	$44,288
Income (loss) before interest and income taxes	$21,801	$22,749	$—	$44,550
EBITDA	$29,228	$37,343	$—	$66,571

Three Months Ended December 31, 2021
Sales and other revenues	$307,018	$631,221	$(237,913)	$700,326
Cost of products sold	$202,124	$546,317	$(237,913)	$510,528
Operating expenses	$33,977	$35,476	$—	$69,453
Selling, general and administrative expenses	$7,360	$38,183	$—	$45,543
Depreciation and amortization	$8,183	$13,085	$—	$21,268
Income (loss) from operations	$55,374	$(1,840)	$—	$53,534
Income (loss) before interest and income taxes	$55,374	$(1,709)	$—	$53,665
EBITDA	$63,557	$11,376	$—	$74,933

	Rack Back (1)	Rack Forward (2)	Eliminations (3)	Total Lubricants and Specialty Products
	(In thousands)
Year Ended December 31, 2022
Sales and other revenues	$1,254,929	$2,859,718	$(956,047)	$3,158,600
Cost of products sold	$958,537	$2,330,666	$(956,047)	$2,333,156
Operating expenses	$135,275	$142,247	$—	$277,522
Selling, general and administrative expenses	$23,511	$144,696	$—	$168,207
Depreciation and amortization	$30,148	$53,299	$—	$83,447
Income from operations	$107,458	$188,810	$—	$296,268
Income before interest and income taxes	$110,059	$189,330	$—	$299,389
EBITDA	$140,207	$242,629	$—	$382,836

Year Ended December 31, 2021
Sales and other revenues	$1,005,152	$2,378,332	$(822,872)	$2,560,612
Cost of products sold	$646,107	$1,992,567	$(822,872)	$1,815,802
Operating expenses	$120,750	$131,706	$—	$252,456
Selling, general and administrative expenses	$27,071	$143,084	$—	$170,155
Depreciation and amortization	$28,093	$51,674	$—	$79,767
Income from operations	$183,131	$59,301	$—	$242,432
Income before interest and income taxes	$269,149	$60,054	$—	$329,203
EBITDA	$297,242	$111,728	$—	$408,970

(1)Rack Back consists of the PCLI base oil production activities, by-product sales to third parties and intra-segment base oil sales to rack forward.
(2)Rack Forward activities include the purchase of base oils from Rack Back and the blending, packaging, marketing and distribution and sales of finished lubricants and specialty products to third parties.
(3)Intra-segment sales of Rack Back produced base oils to rack forward are eliminated under the “Eliminations” column.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items ("Adjusted EBITDA") to amounts reported under generally accepted accounting principles ("GAAP") in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income (loss) attributable to HF Sinclair stockholders plus (i) income tax provision, (ii) interest expense, net of interest income and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) gain on sale of real property, (iii) severance costs, (iv) restructuring charges, (v) Cheyenne refinery LIFO inventory liquidation costs, (vi) decommissioning costs, (vii) HF Sinclair's pro-rata share of HEP's share of Osage environmental remediation costs, net of insurance recoveries, (viii) acquisition integration and regulatory costs and (iv) gain on tariff settlement. Adjusted EBITDA does not adjust for proceeds received from business interruption insurance settlements.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors and analysts to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(In thousands)
Net income (loss) attributable to HF Sinclair stockholders	$587,027	$(39,530)	$2,922,668	$558,324
Add (subtract) income tax expense (benefit)	188,197	(26,046)	894,872	123,898
Add interest expense	56,978	30,955	175,628	125,175
Subtract interest income	(17,517)	(941)	(30,179)	(4,019)
Add depreciation and amortization	176,169	134,198	656,787	503,539
EBITDA	$990,854	$98,636	$4,619,776	$1,306,917
Add (subtract) lower of cost or market inventory valuation adjustment	9,573	8,739	52,412	(310,123)
Subtract gain on sale of real property	—	—	—	(86,018)
Add severance costs	—	82	—	988
Add restructuring charges	—	—	—	7,813
Add Cheyenne Refinery LIFO inventory liquidation costs	—	—	—	923
Add decommissioning costs	220	2,774	1,689	25,835
Add (subtract) HF Sinclair's pro-rata share of HEP's Osage environmental remediation costs, net of insurance recoveries	(1,275)	—	8,297	—
Add acquisition integration and regulatory costs	4,752	15,795	51,986	20,830
Subtract gain on tariff settlement	—	—	—	(51,500)
Adjusted EBITDA	$1,004,124	$126,026	$4,734,160	$915,665

EBITDA and Adjusted EBITDA attributable to our Refining segment is presented below:

	Three Months Ended December 31,		Years Ended December 31,
Refining Segment	2022	2021	2022	2021
	(In thousands)
Income (loss) before interest and income taxes (1)	$758,844	$(63,479)	$3,774,118	$449,747
Add depreciation and amortization	105,005	88,455	405,065	334,365
EBITDA	$863,849	$24,976	$4,179,183	$784,112
Subtract lower of cost or market inventory valuation adjustment	—	—	—	(318,353)
Adjusted EBITDA	$863,849	$24,976	$4,179,183	$465,759

(1)Income (loss) before interest and income taxes of our Refining segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Renewables segment is set forth below:

	Three Months Ended December 31,		Years Ended December 31,
Renewables Segment	2022	2021	2022	2021
	(In thousands)
Loss before interest and income taxes (1)	$(34,663)	$(27,608)	$(179,252)	$(65,764)
Add depreciation and amortization	18,222	685	52,621	1,672
EBITDA	(16,441)	(26,923)	(126,631)	(64,092)
Add lower of cost or market inventory valuation adjustment	9,573	8,739	52,412	8,739
Adjusted EBITDA	$(6,868)	$(18,184)	$(74,219)	$(55,353)

(1)Loss before interest and income taxes of our Renewables segment represents loss plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA attributable to our Marketing segment is set forth below:

Marketing Segment	Three Months Ended December 30, 2022	Year Ended December 30, 2022
	(In thousands)
Income before interest and income taxes (1)	$16,897	$45,524
Add depreciation and amortization	6,545	17,819
EBITDA	$23,442	$63,343

(1)Income before interest and income taxes of our Marketing segment represents income plus (i) interest expense, net of interest income and (ii) income tax provision.

EBITDA and Adjusted EBITDA attributable to our Lubricants and Specialty Products segment is set forth below.

Lubricants and Specialty Products Segment	Rack Back	Rack Forward	Total Lubricants and Specialty Products
	(In thousands)
Three Months Ended December 31, 2022
Income before interest and income taxes (1)	$21,801	$22,749	$44,550
Add depreciation and amortization	7,427	14,594	22,021
EBITDA	$29,228	$37,343	$66,571

Three Months Ended December 31, 2021
Income (loss) before interest and income taxes (1)	$55,374	$(1,709)	$53,665
Add depreciation and amortization	8,183	13,085	21,268
EBITDA	$63,557	$11,376	$74,933

Year Ended December 31, 2022
Income before interest and income taxes (1)	$110,059	$189,330	$299,389
Add depreciation and amortization	30,148	53,299	83,447
EBITDA	140,207	242,629	382,836

Year Ended December 31, 2021
Income before interest and income taxes (1)	$269,149	$60,054	$329,203
Add depreciation and amortization	28,093	51,674	79,767
EBITDA	297,242	111,728	408,970
Subtract gain on sale of real property	(86,018)	—	(86,018)
Add restructuring charges	1,079	6,734	7,813
Adjusted EBITDA	$212,303	$118,462	$330,765

(1)Income (loss) before interest and income taxes of our Lubricants and Specialty Products segment represents income (loss) plus (i) interest expense, net of interest income and (ii) income tax provision.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis. Refinery gross margin per produced barrel sold is total Refining segment revenues less total Refining segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced refined products sold. Net operating margin per barrel sold is the difference between refinery gross margin and refinery operating expenses per produced barrel sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of operations. Other companies in our industry may not calculate these performance measures in the same manner.

Below are reconciliations to our consolidated statements of income for refinery net operating and gross margin and operating expenses, in each case averaged per produced barrel sold. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of average refining net operating margin per produced barrel sold to refinery gross margin to refining sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(Dollars in thousands, except per barrel amounts)

Refining segment sales and other revenues	$7,982,375	$5,065,593	$34,412,909	$16,358,558
Refining segment cost of products sold (exclusive of lower of cost or market inventory adjustment)	6,561,147	4,686,200	28,270,195	14,673,062
Lower of cost or market inventory adjustment	—	—	—	(318,353)
	1,421,228	379,393	6,142,714	2,003,849
Subtract lower of cost or market inventory adjustment	—	—	—	(318,353)
Refining gross margin	$1,421,228	$379,393	$6,142,714	$1,685,496

Refining segment operating expenses	$517,024	$317,831	$1,815,931	$1,090,424
Produced barrels sold (BPD)	658,260	474,230	628,340	424,100

Refinery gross margin per produced barrel sold	$23.47	$8.70	$26.78	$10.89
Less average refinery operating expenses per produced barrel sold	8.54	7.28	7.92	7.04
Net operating margin per produced barrel sold	$14.93	$1.42	$18.86	$3.85

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Renewables gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our renewables performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our renewables performance on a relative and absolute basis. Renewables gross margin per produced gallon sold is total Renewables segment revenues less total Renewables segment cost of products sold, exclusive of lower of cost or market inventory valuation adjustments, divided by sales volumes of produced renewables products sold. Net operating margin per produced gallon sold is the difference between renewables gross margin and renewables operating expenses per produced gallon sold. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of renewables gross margin and operating expenses to gross margin per produced gallon sold and net operating margin per produced gallon sold

	Three Months Ended December 31, 2022	Year Ended December 31, 2022
	(In thousands, except for per gallon amounts)
Renewables segment sales and other revenues	$417,893	$1,015,499
Renewables segment cost of products sold	391,647	974,167
Lower of cost or market inventory adjustment	9,573	52,412
	16,673	(11,080)
Add lower of cost or market inventory adjustment	9,573	52,412
Renewables gross margin	$26,246	$41,332

Renewables segment operating expenses	$32,176	$111,974
Produced gallons sold (in thousand gallons)	53,733	136,204

Renewables gross margin per produced gallon sold	$0.49	$0.30
Less operating expense per produced gallon sold	0.60	0.82
Net operating margin per produced gallon sold	$(0.11)	$(0.52)

Reconciliation of Marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our Marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our Marketing performance on a relative and absolute basis. Marketing gross margin per gallon sold is total Marketing segment revenues less total Marketing segment cost of products sold divided by sales volumes of Marketing products sold. This margin does not include the non-cash effects of depreciation and amortization. This component performance measure can be reconciled directly to our consolidated statements of income. Other companies in our industry may not calculate these performance measures in the same manner.

Reconciliation of Marketing gross margin to gross margin per gallon sold

	Three Months Ended December 31, 2022	Year Ended December 31, 2022
	(In thousands, except for per gallon amounts)
Marketing segment sales and other revenues	$1,031,898	$3,911,922
Marketing segment cost of products sold	1,008,042	3,845,625
Marketing gross margin	$23,856	$66,297

Sales volumes (in thousand gallons)	335,926	1,118,444

Marketing gross margin per gallon sold	$0.07	$0.06

Reconciliation of net income (loss) attributable to HF Sinclair stockholders to adjusted net income (loss) attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash lower of cost or market inventory valuation adjustments, gain on sale of real property, severance costs, restructuring charges, Cheyenne refinery LIFO inventory liquidation costs, decommissioning costs, HEP's share of Osage environmental remediation costs, net of insurance recoveries, acquisition integration and regulatory costs and gain on tariff settlement. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(Dollars in thousands, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$813,023	$(43,150)	$3,936,046	$787,152
Income tax expense (benefit)	188,197	(26,046)	894,872	123,898
Net income (loss)	624,826	(17,104)	3,041,174	663,254
Less net income attributable to noncontrolling interest	37,799	22,426	118,506	104,930
Net income (loss) attributable to HF Sinclair stockholders	587,027	(39,530)	2,922,668	558,324

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustment	9,573	8,739	52,412	(310,123)
Gain on sale of real property	—	—	—	(86,018)
Severance costs	—	82	—	988
Restructuring charges	—	—	—	7,813
Cheyenne Refinery LIFO inventory liquidation costs	—	—	—	923
Decommissioning costs	220	2,774	1,689	25,835
HEP's share of Osage environmental remediation costs, net of insurance recoveries	(2,703)	—	17,594	—
Acquisition integration and regulatory costs	4,752	15,795	52,896	20,830
Gain on tariff settlement	—	—	—	(51,500)
Total adjustments to income (loss) before income taxes	11,842	27,390	124,591	(391,252)
Adjustment to income tax expense (benefit) (1)	2,487	5,443	22,142	(83,049)
Adjustment to net income attributable to noncontrolling interest	(1,428)	—	10,206	—
Total adjustments, net of tax	10,783	21,947	92,243	(308,203)

Adjusted results - Non-GAAP:
Adjusted income (loss) before income taxes	824,865	(15,760)	4,060,637	395,900
Adjusted income tax expense (benefit) (2)	190,684	(20,603)	917,014	40,849
Adjusted net income (loss)	634,181	4,843	3,143,623	355,051
Less net income attributable to noncontrolling interest	36,371	22,426	128,712	104,930
Adjusted net income (loss) attributable to HF Sinclair stockholders	$597,810	$(17,583)	$3,014,911	$250,121
Adjusted earnings (loss) per share - diluted (3)	$2.97	$(0.11)	$14.73	$1.52

(1)Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(Dollars in thousands)

Non-GAAP income tax expense (benefit) (2)	$190,684	$(20,603)	$917,014	$40,849
Subtract GAAP income tax expense (benefit)	188,197	(26,046)	894,872	123,898
Non-GAAP adjustment to income tax expense	$2,487	$5,443	$22,142	$(83,049)

(2)Non-GAAP income tax expense is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.

(3)Adjusted earnings per share - diluted is calculated as adjusted net income (loss) attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective tax rate to adjusted effective tax rate

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(Dollars in thousands)
GAAP:
Income before income taxes	$813,023	$(43,150)	$3,936,046	$787,152
Income tax expense	$188,197	$(26,046)	$894,872	$123,898
Effective tax rate for GAAP financial statements	23.1%	60.4%	22.7%	15.7%
Adjusted - Non-GAAP:
Effect of Non-GAAP adjustments	—%	70.4%	(0.1)%	(5.4)%
Effective tax rate for adjusted results	23.1%	130.8%	22.6%	10.3%

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and
    Chief Financial Officer
Craig Biery, Vice President,
Investor Relations
HF Sinclair Corporation
214-954-6510